Exhibit 5.1

                      [DAVIS POLK & WARDWELL LETTERHEAD]


                                                               April 29, 1998



Pitney Bowes Inc.
World Headquarters
One Elmcroft Road
Stamford, Connecticut 06926-0700


Ladies and Gentlemen:


               We have acted as special counsel to you, Pitney Bowes Inc. (the "Company"), in connection with the registration of the Company's debt securities (the "Securities") from which the Company will receive up to an aggregate of $500,000,000, for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). We advise that in our opinion the Company has full power and authority under the laws of Delaware, the State of the Company's incorporation, and under the Company's Restated Certificate of Incorporation to borrow the money and to contract the indebtedness to be evidenced by the said Securities.

               It is our further opinion that when the Indenture, between the Company and SunTrust Bank, Atlanta, dated _____________ (the "Indenture"), has been duly authorized, executed and delivered and the Securities, as provided in the Indenture, have been duly authorized, executed and authenticated, issued and paid for, the Securities will be valid and legally binding obligations of the Company in accordance with, and subject to, the terms thereof and of the Indenture.

               We hereby consent to the use of the foregoing opinion as
Exhibit 5.1 to the Company's Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act, with respect to the above mentioned Securities and to the use of our name in such Registration Statement and in the related Prospectus Supplement(s) under the heading "Validity of Debt Securities." The issuance of such a consent does not concede that we are an "Expert" for purposes of the Securities Act.


                                               Very truly yours,

                                               /s/ Davis Polk & Wardwell